Exhibit 99.1

Brian Smith

ESI

503-672-5760

FOR RELEASE on October 22, 2008 at 1:05 p.m. Pacific Time

ESI ANNOUNCES SECOND QUARTER FISCAL 2009 RESULTS

PORTLAND, ORE.—October 22, 2008— Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser microengineering systems, today announced results for its fiscal 2009 second quarter, representing the three-month period ended September 27, 2008. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Second quarter revenues were $49.6 million, representing a 23% decrease from the first quarter. Net loss for the quarter was $0.7 million or $0.02 per share, compared to a net loss of $2.8 million or $0.10 per share in the prior quarter. Excluding the impact of purchase accounting, equity compensation and restructuring costs, non-GAAP net income was $1.3 million or $0.05 per diluted share, down from $2.5 million or $0.09 per diluted share in the first quarter of fiscal 2009.

“Weakening economic, credit, and market conditions impacted our orders and sales this quarter,” noted Nick Konidaris, President and CEO. “However, improved gross margins and tight control of operating expenses allowed us to deliver earnings on a non-GAAP basis that were at the high end of our original expectations.”

Second quarter orders were $37.6 million, down 37% from the first quarter, reflecting global economic weakness and further contraction in the semiconductor memory market. “The global financial crisis has put additional pressure on most of our markets. Weakening consumer demand for electronics products exacerbated the overcapacity condition of our customers, particularly for memory repair, driving down average device selling prices and weighing on their profitability and capital spending. Interconnect and micromachining orders were strong, but down from the record level received in the first quarter,” Konidaris added.

Gross Margins were 42.5%, up from 39.5% in the first quarter. Operating expenses fell by over $2 million sequentially to $23.4 million, the result of continued efforts to lower the company’s cost structure. Konidaris stated, “Consistent with the overall market conditions, we took additional actions during the quarter to reduce our cost structure, which resulted in a restructuring charge of approximately $1.2 million. These actions should enable us to lower our non-GAAP operating breakeven level to approximately $50 million of revenue per quarter and better position us to mitigate the impact of cyclicality in our markets.”

Balance Sheet and Cash Flow

Cash and investments were $166.2 million, including approximately $14.1 million of auction rate securities. Cash provided by operations was $14.3 million for the second quarter, driven primarily by a reduction in working capital. During the quarter we repurchased approximately 94,000 shares of stock for $1.4 million, at an average price of $14.65 per share, as part of our ongoing program to offset dilution.

Merger with Zygo Corporation

On October 16 the company announced that it had signed a merger agreement to acquire Zygo Corporation in an all-stock transaction. The merger is expected to close in the first calendar quarter of 2009. Konidaris added, “The merger of Zygo and ESI positions us to become a premier photonic microengineering and metrology solutions company. It creates a company of greater scale with a more diversified revenue stream, and broadens both our range of capabilities and our addressable market. This transaction is an important step forward in both of our strategies, and it will enable us to access new growth opportunities, leverage economies of scale, and improve profitability as we look ahead to the coming years.”

Contingent upon the close of the merger, the ESI Board of Directors approved an increase to the existing share repurchase authorization to $100 million. The repurchases will be made at management’s discretion in the open market in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price and other factors. “This repurchase program will reduce dilution from the transaction, while retaining flexibility and liquidity in today’s uncertain markets,” added Konidaris.

Q3 2009 Outlook

Looking forward, economic uncertainties, liquidity concerns, and cautious capital spending will continue to weigh on the demand for ESI’s products. As a result, given our backlog we expect third quarter shipments and revenues of $30-40 million and non-GAAP loss per share of between $0.10 and $0.20 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Konidaris concluded, “Although visibility is limited and the timing of a recovery is difficult to predict, we believe that overall demand for our products has bottomed out around current levels. We also believe that the underlying demand drivers of miniaturization and complexity of technology and devices remain intact. In the interim, we will continue to focus on improving gross margins, managing our cost structure, and executing our strategy to expand into new markets and applications, as we demonstrated last week with the Zygo merger announcement. We believe this action will create a company that is positioned to leverage its larger scale into expanded growth opportunities and improved profitability.”

The company will hold a conference call today at 5:00 p.m. Eastern Time. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 25780147. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 1, 2008 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 44162995. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

Auction Rate Securities Valuation

Lehman Brothers, the firm holding the company’s auction rate securities, filed for bankruptcy late in the fiscal second quarter and no longer provides the company with valuations of these securities. The company has made a preliminary assessment of the value of its auction rate securities as of the end of the second quarter but has not yet finalized this determination. Based on the finalization of the valuation process, the financial results contained in this press release may differ from those ultimately reported in the company’s Quarterly Report on Form 10-Q.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, shipments and revenue, profitability, growth, gross margins, operating expenses, restructuring expenses, and earnings per share, the merger and expected benefits from the merger. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that expected synergies and cost savings from the merger may not be realized; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to integration of Zygo and ESI; the risk that the closing of the merger between ESI and Zygo may not occur; risks related to the relative strength and volatility of the electronics industry-which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

Addition Information about the Merger and Where to Find It

ESI and Zygo intend to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus with respect to the merger and other relevant materials (the “proxy statement/prospectus”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF ESI AND ZYGO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI, ZYGO AND THE MERGER. Investors and security holders may obtain copies of the proxy statement/prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other related reports and documents filed or to be filed by ESI or Zygo with the SEC relating to the merger, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge from ESI at the Investor Relations link on ESI’s web site at www.esi.com or by contacting ESI’s Investor Relations at (503) 641-4141. Documents will also be available at the Investor’s link on Zygo’s web site at www.zygo.com, or by contacting Zygo’s Investor Relations at (860) 347-8506.

ESI and Zygo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of ESI and Zygo and information about other persons who may be deemed participants in the merger transaction will be included in the proxy statement/prospectus. Information about ESI’s executive officers and directors is included in ESI’s proxy statement (DEF14A) filed with the SEC on June 27, 2008. Information about Zygo’s officers and directors is included in Zygo’s proxy statement (DEF14A) filed with the SEC on October 5, 2007 and Zygo’s annual report (Form 10-K) filed with the SEC on September 15, 2008. Free copies of these documents can be obtained from the SEC or from ESI and Zygo using the contact information above. In addition, directors and executive officers of Zygo may have direct or indirect interests in the merger due to securities holdings, vesting of options, or rights to severance payments if their employment is terminated following the merger. Additional information regarding ESI, Zygo, and the interests of their respective executive officers and directors in the merger will be contained in the proxy statement/prospectus.

ESI Announces Second Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal Quarter Ended
Operating Results:	Sept. 27, 2008	Sept. 29, 2007

Net sales	$49,610	$82,318
Cost of sales	28,538	45,509

Gross profit	21,072	36,809
Operating expenses:
Selling, service and administrative	14,474	15,380
Research, development and engineering	8,892	11,093
Write-off of acquired in-process research & development	—	2,800

Total operating expenses	23,366	29,273

Operating (loss) income	(2,294)	7,536
Interest and other income, net	1,117	2,060

(Loss) income before income taxes	(1,177)	9,596
(Benefit from) provision for income taxes	(512)	4,066

Net (loss) income	$(665)	$5,530

Net (loss) income per share - basic	$(0.02)	$0.20

Net (loss) income per share - diluted	$(0.02)	$0.19

-continued-

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Second Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:	Sept. 27, 2008	March 29, 2008

Assets
Current assets:
Cash and cash equivalents	$147,043	$141,059
Investments	5,103	2,011

Total cash and investments	152,146	143,070

Trade receivables, net	49,204	60,272
Inventories	92,263	101,501
Shipped systems pending acceptance	1,385	2,583
Deferred income taxes, net	14,761	14,906
Other current assets	7,623	7,822

Total current assets	317,382	330,154

Non-current investments	14,084	17,835
Property, plant and equipment, net	45,888	47,962
Non-current deferred income taxes, net	5,999	1,026
Goodwill	12,728	12,267
Acquired intangible assets, net	8,950	10,261
Other assets	35,659	36,107

Total assets	$440,690	$455,612

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,623	$17,604
Accrued liabilities	21,379	25,300
Deferred revenue	11,219	12,583

Total current liabilities	43,221	55,487

Non-current income taxes payable	8,458	7,885

Shareholders’ equity:
Preferred and common stock	131,064	131,417
Retained earnings	258,712	262,135
Accumulated other comprehensive loss	(765)	(1,312)

Total shareholders’ equity	389,011	392,240

Total liabilities and shareholders’ equity	$440,690	$455,612

End of period shares outstanding	26,995	27,112

Total cash and investments	$166,230	$160,905

-continued-

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Second Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Analysis of Second Quarter Fiscal 2009 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal Quarter Ended
	Sept. 27, 2008	Sept. 29, 2007
Sales detail:

Semiconductor Group	$12,520	$38,176

Passive Components Group	6,719	23,791

Interconnect Micro-Machining Group	30,371	20,351

Total	$49,610	$82,318

Gross margin %	42%	45%

Selling, service and administration expense %	29%	19%

Research, development and engineering expense %	18%	13%

Operating (loss) income %	-5%	9%

Effective tax rate %	44%	42%

Average shares outstanding - basic	27,035	28,161

Average shares outstanding - diluted	27,035	28,647

End of period employees	703	796

-continued-

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Second Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:	Fiscal Quarter Ended
	Sept. 27, 2008	Sept. 29, 2007

Gross profit per GAAP	$21,072	$36,809
Purchase accounting included in cost of sales	289	1,110
Equity compensation included in cost of sales	222	130

Subtotal - non-GAAP adjustments to gross profit	511	1,240

Non-GAAP gross profit	$21,583	$38,049

Non-GAAP gross margin	43.5%	46.2%

Operating expense per GAAP	$23,366	$29,273
Less:
Purchase accounting included in:
Selling, service and administration	276	378
Research, development and engineering	—	2,788

Subtotal - purchase accounting included in operating expense	276	3,166
Equity compensation included in:
Selling, service and administration	662	702
Research, development and engineering	285	212

Subtotal - equity compensation included in operating expense	947	914
Restructuring charges included in:
Selling, service and administration	728	—
Research, development and engineering	446	—

Subtotal - restructuring charges included in operating expense	1,174	—

Total non-GAAP adjustments to operating expense	2,397	4,080

Non-GAAP operating expense	$20,969	$25,193

Operating (loss) income per GAAP	$(2,294)	$7,536
Non-GAAP adjustments to gross profit	511	1,240
Non-GAAP adjustments to operating expense	2,397	4,080

Non-GAAP operating income	$614	$12,856

Interest and other income, net per GAAP	$1,117	$2,053

Non-GAAP interest and other income, net	1,117	2,053

Net (loss) income per GAAP	$(665)	$5,530
Non-GAAP adjustments to gross profit	511	1,240
Non-GAAP adjustments to operating expense	2,397	4,080
Income tax effect of non-GAAP adjustments	(983)	(1,339)

Non-GAAP net income	$1,260	$9,511

Basic Non-GAAP net income per share	$0.05	$0.34

Diluted Non-GAAP net income per share	$0.05	$0.33

-continued-

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141

ESI Announces Second Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:	Fiscal Quarter Ended
	Sept. 27, 2008	Sept. 29, 2007
Net (loss) income	$(665)	$5,530
Non-cash adjustments and changes in operating activities	14,972	1,927

NET CASH PROVIDED BY OPERATING ACTIVITIES	14,307	7,457

NET CASH USED IN INVESTING ACTIVITIES	(273)	(7,828)

NET CASH USED IN FINANCING ACTIVITIES	(700)	(16,159)

Effect of exchange rate changes on cash	(1,585)	742

NET CHANGE IN CASH AND CASH EQUIVALENTS	11,749	(15,788)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	135,294	118,583

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$147,043	$102,795

-end-

13900 NW Science Park Drive  |  Portland, Oregon 97229  |  503.641.4141